VULCAN MINERALS & ENERGY, INC.

                                 PROMISSORY NOTE

800,000.00                                                    HOUSTON, TEXAS
                                                              MARCH 1, 2001


         FOR VALUE RECEIVED, Vulcan Minerals & Energy, Inc., a corporation organized under the laws of the State of Texas, having a principal place of business at 650 North Sam Houston Parkway E., Suite 500, Houston, Texas, 77060 (Vulcan) hereby promises to pay to the order of David A. Rapaport, as escrow agent for Generation Capital Associates and others ( ( Escrow Agent or Holder) at 333 Sandy Springs Circle, Suite 230, Atlanta, GA 30328, or at such other place as the Holder may from time to time designate, the principal sum of Eight Hundred Thousand ($800,000.00) dollars, payable in full on or before August 28, 2001 together with interest at the rate of six (6%) percent per annum (based on a 365 day year) payable monthly in arrears, commencing April 2, 2001.

         This Note is issued under and pursuant to a Letter Agreement dated as of March 1, 2001 (Collateral Agreement) by and among Vulcan, John N. Ehrman and Escrow Agent, whereby Escrow Agent is providing Bank One, Texas, National Association (Bank One) with collateral (Collateral) in the amount of eight hundred thousand dollars ($800,000.00), as security for a note in the original principal amount of six million dollars ($6,000,000.00) and a Credit Agreement dated November 14, 2000, as more fully set forth in the Collateral Agreement. This Note is to evidence Vulcan's obligation to cause Bank One to release the Collateral to Holder on or before August 28, 2001 or to pay an amount equal to the Collateral to Holder on or before August 28, 2001.

         If Vulcan shall have (i) failed to cause Bank One to release the Collateral to Holder by August 28, 2001, or otherwise pay to Holder an amount equal to the Collateral by such date, or (ii) filed a voluntary petition in bankruptcy or taken advantage of any Federal or State insolvency law, (iii) admitted in writing its inability to pay its debts as they mature, (iv) been adjudicated bankrupt or insolvent, or (v) had a bankruptcy or other insolvency petition filed against it, which shall not have been vacated within thirty (30) days, then and in any such event, in addition to all rights and remedies of the Holder under this Note or any applicable law, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, the Holder may, at his option, declare all amounts owing under this Note to be due and payable, whereupon the maturity of the then unpaid principal balance thereof shall be accelerated and the same, together with all interest accrued thereon, shall forthwith become due and payable.

         If any portion of the outstanding principal or interest due thereon is not paid in full when due, then the interest payable on the outstanding principal amount shall thereafter be at the rate equal to the lesser of (a) eighteen (18%) percent per annum (based on a 365 day year) until payment is made in full; or (b) the highest rate permitted by law.

         Vulcan may prepay this Note in whole or in part at any time.

         In the event of default in the payment of any principal or interest due under this Note, Vulcan agrees to pay all costs and expenses incurred by the Holder hereof in enforcing this Note, including without limitation, reasonable attorney's fee.

         No modification, rescission, waiver, forbearance, release or amendment of any provision of this Note shall be made, except by a written agreement duly executed by Vulcan and the Holder hereof. Vulcan hereby waives diligence, demand, presentment, protest and notice of any kind and assents to extensions of the time of payment, release, surrender or substitution of security or forbearance or other indulgence, without notice.

         This Note shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to the conflicts of law provisions thereof. Vulcan hereby irrevocably submits to the jurisdiction of the state and federal courts located in Fulton County, Georgia over any action or proceeding arising out of any dispute between the parties hereto. Vulcan further irrevocably consents to the service of process in any such action or proceeding by the mailing, or sending by overnight courier, of a copy to Vulcan's address as set forth above.

         This Note shall be subordinated in payment to the Note and Credit Agreement between Vulcan and Bank One dated November 14, 2000; provided Vulcan shall be permitted to pay the principal and/or interest hereunder as long as it is not in default under the Bank One Note and/or Credit Agreement.

Vulcan Mineral & Energy, Inc.


By: /s/ John N. Ehrman
   --------------------------
   John N. Ehrman, President

March 1, 2001
-----------------------------
   Date

John N. Ehrman hereby unconditionally guarantees the full performance of Vulcan under the above Promissory Note to the same extent as if he is the primary obligor under such Note.

/s/  John N. Ehrman
   -------------------------
   John N. Ehrman, as an individual

March 1, 2001
----------------------------
   Date